UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2011

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan	48226-5099
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 30, 2011, Compuware Corporation (“Compuware”) entered into a Consent and First Amendment to Credit Agreement (“Amendment”) with Comerica Bank, as agent for the financial institutions signatory to the Amendment, which amended Compuware’s Revolving Credit Agreement dated as of November 1, 2007 (“Credit Agreement”).

Under the Amendment, Compuware exercised its rights under the Credit Agreement to increase the Revolving Credit Aggregate Commitment by $50,000,000, from $150,000,000 to $200,000,000.  Also under the Amendment, the Revolving Credit Optional Increase available to Compuware reduced from $150,000,000 to $100,000,000.

Compuware borrowed $129,500,000 under the credit facility to fund, in part, the acquisition of dynaTrace software, Inc., which was effective July 1, 2011.

A copy of the Amendment is attached as Exhibit 4.8 and incorporated herein by reference. The above description of the Amendment is qualified in its entirety by reference to the copy filed as an exhibit with this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

4.8	Consent and First Amendment to Credit Agreement dated June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: July 8, 2011	By:	/s/ Laura Fournier
Executive Vice President
Chief Financial Officer